UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 13, 2017 (July 7, 2017)

Manhattan Bridge Capital, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	000-25991	11-3474831
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

60 Cutter Mill Road, Great Neck, NY	11021
(Address of Principal Executive Offices)	(Zip Code)

(516) 444-3400

(Registrant’s telephone number,

including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

Effective July 7, 2017 Manhattan Bridge Capital, Inc. (the “Company”) entered into Amendment No. 3 to Credit and Security Agreement and Amendment No. 1 to Guaranty Agreement (the “Amendment”) with Webster Business Credit Corporation (“Webster”) and Assaf Ran. In conjunction with the execution of the Amendment, the Company also entered into an Amended and Restated Revolving Credit Note (the “Note”) and Amendment No. 3 Fee Letter (the “Fee Letter”), each dated July 7, 2017, with Webster.

Pursuant to the terms of the Amendment, the Company’s existing line of credit with Webster (the “Webster Credit Line”) was increased by $1 million to $15 million in the aggregate, with an option, at the discretion of Webster, to increase the Webster Credit Line to an aggregate of $20 million in the aggregate. The term of the Webster Credit Line was extended to February 28, 2021, unless sooner terminated, and contains a provision that permits a Company option for a further extension of the Webster Credit Line until February 28, 2022, subject to Webster’s consent. Pursuant to the terms of the Amendment, the terms of the personal guaranty provided by Mr. Ran were amended such that the potential sums owed under Mr. Ran’s personal guaranty will not exceed the sum of $500,000 plus any costs relating to the enforcement of the personal guaranty.

In addition, the interest rates relating to the Webster Credit Line were amended such that the interest rates now equal(i) LIBOR plus 3.75% plus the 0.5% Agency Fee (as hereinafter defined) or (ii) a Base Rate (as defined in the Credit and Security Agreement) plus 2.25% plus the 0.5% Agency Fee, as chosen by the Company for each drawdown. Finally, the Amendment provides that the Company shall not permit mortgage loans that are outstanding more than 24 months after their origination date to comprise more than 17.5% of their total portfolio of mortgage loans at any time.

Pursuant to the terms of the Fee Letter, the Company agreed to pay Webster an agency fee equal to 0.5% per annum (the “Agency Fee”) on the actual principal amount of advances outstanding during any month, as well as a $15,000 syndication fee.

The foregoing description of the Amendment, Fee Letter and Note are not complete and are qualified in their entirety by reference to the full texts of the Amendment, Fee Letter and Note, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 3 to Credit and Security Agreement and Amendment No. 1 to Guaranty Agreement, effective July 7, 2017, among Manhattan Bridge Capital, Inc. Assaf Ran and Webster Business Credit Corporation.

10.2	Amendment No. 3 Fee Letter, dated July 7, 2017, between Manhattan Bridge Capital, Inc. and Webster Business Credit Corporation.

10.3	Amended and Restated Revolving Credit Note, dated July 7, 2017, executed by Manhattan Bridge Capital, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANHATTAN BRIDGE CAPITAL, INC.

Dated: July 13, 2017	By:	/s/ Assaf Ran
	Name:	Assaf Ran
	Title:	President and Chief Executive Officer